UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 22, 2006

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

(205) 940-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2006 the Human Resources and Compensation Committee of the Board of Directors of Saks Incorporated (the “Company”) made an award of 314,156 shares of unrestricted stock to Mr. R. Brad Martin, the Company’s Chairman of the Board, to satisfy in full the Company’s obligation to Mr. Martin contained in section 3(e) of the Amended and Restated Employment Agreement between him and the Company dated December 8, 2004 (Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended October 30, 2004). The Human Resources and Compensation Committee made the award in accordance with section 8 of the Company’s 2004 Long-Term Incentive Plan (Exhibit B to the proxy statement of Saks Incorporated filed April 28, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: September 22, 2006	/s/ Charles J. Hansen
Executive Vice President and General Counsel